MCI WORLDCOM ON-NET SERVICE AGREEMENT

This On-Net Voice Agreement (the "Agreement") for services described below is made by and between MCI WORLDCOM Communications, Inc., formerly known as and doing business as WorldCom Technologies, Inc., for itself and on behalf of its U.S.-based affiliates ("MCI WorldCom"), and

Customer Name: FASTNET CORPORATION (hereinafter "Customer")

Address: 2 COURTNEY PLACE, SUITE 130, BETHLEHEM, PENNSYLVANIA 18017

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Customer agrees to an On-Net Voice term plan and Annual Volume Commitment
("AVC") as set forth in Schedule A, attached hereto and incorporated herein. Effective upon the next billing cycle following MCI WorldCom's execution of this Agreement ("Effective Date"), Customer shall pay the rates and receive the discounts for On-Net Voice Service associated with the selected Term and AVC as set forth in WTI Tariff FCC No. 2 (such discounts referred to herein as the "Base Discounts") with the exceptions shown on Schedule A. Except as expressly provided to the contrary, the discounts and/or rates set forth in Schedule A are in lieu of, and not in addition to, any discounts, promotions and/or credits (Tariffed or otherwise). AVC is calculated net of discounts. All charges for other services, if any, will be as set forth in the Tariffs applicable to those services at the time they are provided to Customer.

SERVICE PROVISIONING AND RECEIPT: MCI WorldCom will provide to Customer interstate and international Services pursuant to WTI Tariff FCC No. 1, and all other applicable Tariffs of MCI WorldCom and its U.S.-based affiliates (collectively, the "Tariff"). This Agreement incorporates by reference the terms of the Tariff. MCI WorldCom may modify the Tariff from time to time in accordance with law and thereby affect the services furnished to Customer. In the event of inconsistency between the terms of the Tariff and this Agreement, the Tariff will be deemed controlling. The rates set forth in the Tariff do not include, and the discounts set forth in this Agreement and the Tariff do not apply to, the following: charges for MCI WorldCom services other than those set forth in this Agreement; non-Tariffed products, access or egress (or related) charges imposed by third parties; taxes or tax-like surcharges; and other Tariffed charges. Customer agrees to pay all these additional charges, to the extent applicable, in addition to the charges set forth in this Agreement.

DETARIFFING: Until such time as any federal tariff or federal tariff provisions incorporated herein by reference and made applicable to domestic interstate or international service are canceled, service will be provided pursuant to this Agreement to the extent permitted by law, as supplemented by non-inconsistent tariff terms contained in MCI WorldCom's federal tariffs on file with the Federal Communications Commission. These federal tariffs may be modified from time to time by MCI WorldCom in accordance with law and thereby affect the service furnished to Customer.

When any federal tariff or federal tariff provisions applicable to domestic interstate or international service are canceled, service will be provided pursuant to this Agreement, as supplemented by any non-inconsistent product descriptions, definitions, prices and other terms and conditions contained in an MCI WorldCom "Service Publication and Price Guide" ("Publication"). This Publication shall be deemed to be incorporated herein by reference, will be maintained on an MCI WorldCom Internet web-site(www.wcom.com) accessible by, and available to, Customer at all times, and may be modified by MCI WorldCom from time to time and thereby affect the service furnished to Customer.

If enforcement of any modification made by MCI WorldCom to the Publication affects Customer in a material and adverse manner, Customer, as its sole remedy, may discontinue the affected service without liability (except for payment of all charges incurred up to the time of service discontinuance) by providing MCI WorldCom with written notice of discontinuance. To exercise this remedy, MCI WorldCom must receive written notice within thirty (30) days of Customer's first learning of MCI WorldCom's enforcement. MCI WorldCom may avoid service discontinuance if, within thirty (30) days of receipt of Customer's written notice, it agrees to amend this Agreement to eliminate the applicability to Customer of the relevant Publication provision. If a service is discontinued hereunder, the Customer's minimum volume requirement(s) will be reduced, as appropriate, to accommodate the discontinuance. A "material and adverse change" shall not include, nor be interpreted to include: (1) the introduction of a new service or any new service feature associated with an existing service, including all terms, conditions and prices relating thereto; (2) an adjustment (either an increase or a reduction) of a published underlying service price not expressly fixed in this Agreement; or (3) the introduction or revision of charges established and published by MCI WorldCom to recover costs imposed on it by a governmental or quasi-governmental authority.

Domestic intrastate service will be provided pursuant to requirements imposed by state law or regulatory authorities.

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TARIFF OPTION: MCI WorldCom shall, if required, file a Tariff option (a "Tariff
Option") consistent with the terms of Schedule A, which is incorporated into this Agreement by this reference.

RESALE OF SERVICES: Should Customer choose to resell the Services hereunder, Customer will be a resale common carrier subject to the Communications Act of 1934, as amended (the "Act"). The Agreement is entered into pursuant to Section 211 of the Act. Resale of the Services hereunder will be subject to the following provisions:

 1) In reselling Services under this Agreement, Customer agrees to sell and bill its own services under Customer's own name, identity or mark, and Customer further agrees not to reference MCI WorldCom name or marks in any context involving Customer's furnishing of services to the public. In addition to other applicable remedies, MCI WorldCom shall be entitled to seek injunctive relief with respect to any violation of this section. Any opportunity to cure a breach of this section shall be subject to MCI WorldCom's reasonable satisfaction as to the curability of the original injury caused by such breach and the effectiveness of any attempted cure. MCI WorldCom's right to enforce this section as a material provision of this Agreement shall not in any manner require a showing of financial, legal or other loss or injury to MCI WorldCom of any kind.

2) Customer agrees that it will obtain and maintain any and all approvals to resell the Services hereunder from the FCC, including requirements imposed by
Section 214 of the Act and state regulatory bodies. In the event Customer fails to obtain or maintain the appropriate approvals, MCI WorldCom shall not be liable for any suspension of service or other delay or failure to provide the Services.

3) Customer shall have sole responsibility for interacting with its customers in all matters pertaining to service, including the placing and handling of service orders, service installation, operation and termination, dispute handling and resolution, and billing and collection matters. MCI WorldCom shall incur no obligation, nor shall it be deemed to have any obligation, to interact with Customer's customers and end users ("End Users") for any reason or purpose. Customer shall cooperate with MCI WorldCom as necessary to address and resolve service-related issues and problems and shall impose upon its customers an obligation to cooperate with Customer in addressing and resolving service-related issues and problems.

4) Customer understands and accepts that, as part of MCI WorldCom's normal business policy and practices and its obligations under law, MCI WorldCom will engage in extensive marketing efforts in an attempt to sell its services to the public and that such efforts will result in active competition with Customer for the business of users who are Customer's End Users or prospects, provided MCI WorldCom will not use confidential information to actively compete with Customer. Accordingly, Customer further understands and accepts that such competition by MCI WorldCom is in all respects fair and proper and that Customer shall not complain, nor be heard to complain, of business lost to MCI WorldCom. Under no circumstance shall any inference be derived that MCI WorldCom's entry into this Agreement with customer means that MCI WorldCom will restrict its efforts to compete against Customer in any way.

5) Customer understands and accepts that no fiduciary relationship arises by virtue of this Agreement and that, accordingly, MCI WorldCom incurs none of the obligations that arise in such relationship as an incident of its fulfilling its obligations under this Agreement. Further, Customer understands and accepts that MCI WorldCom neither insures the profits for Customer nor guarantees the success of Customer's business as a result of Customer's receipt of Services under this Agreement.

SERVICE CONSIDERATIONS: This Agreement shall be binding upon acceptance by MCI WorldCom. Acceptance of this Agreement by MCI WorldCom is subject to Customer meeting the terms and conditions set forth in the Tariffs and the MCI WorldCom Commercial Customer Profile Attachment. The initial Term of this Agreement shall begin not later than the first day of the first full monthly billing period following acceptance of this Agreement by MCI WorldCom ("Agreement Start Date"). Customer shall not disclose the terms of this Agreement to any third party.

APPLICABLE SERVICES: This On-Net Voice Agreement includes only those services set forth in this Agreement and its attachments.

INTERNET SERVICES: Should Customer choose to order Internet Service under an MCI WorldCom Internet Services Agreement ("Internet Agreement") that provides that charges for these Internet services will contribute toward the AVC of this Agreement, then MCI WorldCom shall allow such contribution subsequent to Customer's execution of the Internet Agreement. In addition, Customer shall be

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eligible to receive a discount on the charges for Internet Services as set forth in the Internet Agreement. Internet Service monthly recurring and usage charges, after the application of discounts, shall contribute to the AVC if permitted in the Internet Agreement.

PAGING: Should Customer choose to order Voice Paging Service under an MCI WorldCom Paging Agreement ("Paging Agreement") that provides that charges for paging services will contribute towards the AVC of this Agreement, then MCI WorldCom shall allow such contribution subsequent to Customer's execution of the Paging Agreement. In addition, Customer shall be eligible to receive a discount on the charges for paging services as set forth in the Paging Agreement. Voice Paging Service monthly recurring and usage charges, after the application of discounts, shall contribute to the AVC if permitted in the Paging Agreement.

MCI WORLDCOM LOCAL SERVICE: Where MCI WorldCom has received applicable regulatory approval and filed the necessary Tariff(s), Customer will be eligible to receive a discount based upon the AVC and Term indicated in Schedule A on its eligible monthly charges for MCI WorldCom facilities-based local exchange service. Local exchange service is provided by an MCI WorldCom affiliate and is subject to the terms and conditions of the On-Net Voice Term Plan program set forth in the applicable state Tariffs and price lists.

AVC UNDERUTILIZATION AND EARLY TERMINATION CHARGES: Underutilization Charges:
For Customers with an AVC as set forth in Schedule A, if at the end of any Annual Period (as hereinafter defined), Customer's Qualifying Volume (as defined in the Tariff) during such Annual Period fails to meet or exceed the AVC, Customer shall pay, in addition to all other charges under this Agreement, the difference between the AVC and Customer's Qualifying Volume during such Annual Period. Any Underutilization Charges will be waived for the first three full billing months of this Agreement. For purposes of this Agreement, "Annual Period" means the consecutive twelve (12) month period commencing on the Agreement Start Date thereof and each consecutive twelve (12) month period thereafter during the Term or any renewal Term hereof. Early Termination
Charges: If Customer terminates On-Net Voice service prior to the expiration of the Term, Customer will be required to pay, in addition to all accrued but unpaid charges through the date of such termination, the difference between Customer's actual Qualifying Volume and the AVC for the year of termination. For each subsequent year of the Term, Customer shall be required to pay 50% of the AVC.

CREDIT AND PAYMENT TERMS:

1) Customer's execution of this Agreement signifies Customer's acceptance of MCI WorldCom's initial and continuing credit approval procedures and policies. MCI WorldCom reserves the right to withhold initiation or full implementation of any Service under this Agreement pending MCI WorldCom's initial satisfactory credit review and approval which may be conditioned upon terms specified by MCI WorldCom, including, but not limited to, security for payments due hereunder in the form of a cash deposit or other means. MCI WorldCom reserves the right to modify its requirements, if any, with respect to any security or other assurance provided by Customer for payments due hereunder in light of Customer's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

2) If at any time there is a material adverse change in Customer's creditworthiness, then in addition to any other remedies available to MCI WorldCom, MCI WorldCom may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause start of Service to be withheld; (ii) cease providing Service pursuant to a Suspension Notice in accordance with Subsection 6; (iii) decline to accept requests from Customer to provide Service which MCI WorldCom may otherwise be obligated to accept and/or (iv) condition its provision of Service or acceptance of a Service request on Customer's assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (i) Customer's material default of its obligations to MCI WorldCom under this or any other agreement with MCI WorldCom; (ii) failure of Customer to make full payment of all undisputed charges due hereunder on or before the Due Date (or disputed charges on or before the Alternate Due Date) on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date (or the Alternate Due Date, if applicable) in any two
(2) consecutive months; (iii) acquisition of Customer (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to MCI WorldCom or any entity affiliated with MCI WorldCom or which is a materially greater credit risk than Customer; or, (iv) Customer being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency of Customer.

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3) MCI WorldCom will bill Customer for the Services on a monthly basis (or such other basis as may be mutually agreed to by the parties). Customer will pay all undisputed charges relative to each MCI WorldCom invoice for Services within thirty (30) days of date of MCI WorldCom invoice ("Due Date"). If payment is not received by MCI WorldCom on or before the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the Service charges per month that such payment is late or the maximum lawful rate under applicable state law. Customer will pay for such charges by certified check, wire transfer, cash, company check, or other instrument deemed acceptable by MCI WorldCom.

4) Customer agrees that MCI WorldCom's invoices are the official billing instrument under the terms and conditions of this Agreement and that Customer will remit payment based upon MCI WorldCom's calculation of minutes of usage. Customer is responsible for all invoiced charges including, but not limited to, charges attributable to "hung" calls. Customer further agrees that MCI WorldCom is not obligated to process routine monthly credits, and that the mere failure to match call records with Customer's billing system is not sufficient cause to justify MCI WorldCom's issuance of credits.

5) Amounts reasonably disputed by Customer (along with late fees attributable to such amounts) may be withheld from payment by Customer during the period of time in which MCI WorldCom reviews the dispute, provided Customer: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement and supporting documentation of any billing discrepancies to MCI WorldCom in reasonable detail on or before the Due Date of the invoice in question, and
(iii) negotiates in good faith with MCI WorldCom for the purpose of resolving such dispute. In the event such dispute is mutually agreed upon and resolved in favor of MCI WorldCom, Customer agrees to pay MCI WorldCom the disputed amounts together with any applicable late fees within ten (10) days of the resolution (the "Alternate Due Date"). If the parties fail to mutually resolve the disputed amounts after MCI WorldCom's review, Customer shall pay all disputed amounts together with late fees within ten (10) days after receipt by Customer of MCI WorldCom's written denial of the disputed charges (the "Alternate Due Date") and this provision shall not be construed to prevent Customer from pursuing any available legal remedies. In the event such dispute is mutually agreed upon and resolved in favor of Customer, Customer will receive a credit for the disputed charges in question and the applicable late fees. MCI WorldCom shall not be obligated to consider any Customer notice of billing discrepancies which are received by MCI WorldCom more than sixty (60) days following the Due Date of the invoice in question.

6) Suspension of Service. In the event undisputed charges due pursuant to MCI WorldCom's invoice are not paid in full by the Due Date or disputed charges owed by Customer, if any, are not paid in full by the Alternate Due Date, MCI WorldCom shall have the right, after giving Customer at least five (5) days prior notice and opportunity to pay such charges within such 5-day period, to suspend all or any portion of the Service to Customer ("Suspension Notice") until such time (designated by MCI WorldCom in its Suspension Notice) as Customer has paid in full all charges then due to MCI WorldCom, including any late fees. Following such payment, MCI WorldCom shall reinstitute Service to Customer only when Customer provides MCI WorldCom with satisfactory assurance of Customer's ability to pay for Service (i.e., a deposit, letter of credit or other means acceptable to MCI WorldCom) and Customer's advance payment of the cost of reinstituting Service. If Customer fails to make the required payment by the date set forth in the Suspension Notice, Customer will be deemed to have canceled the Service suspended effective as of the date set forth in the Suspension Notice which cancellation shall not relieve Customer for payment of applicable cancellation charges.

7) Disconnection of Service. In the event Customer is in material breach of this Agreement, including without limitation, failure to pay all charges due hereunder by the date stated in the Suspension Notice described in Subsection 6 above, MCI WorldCom shall have the right, after giving Customer at least five
(5) days prior written notice and opportunity to cure (which notice may be given instead of or in conjunction with the Suspension Notice described in Subsection 6 above), and in addition to foreclosing any security interest MCI WorldCom may have, to (i) disconnect all or any portion the Service(s) being provided hereunder and/or terminate this Agreement; or (ii) withhold billing information from Customer until such time as MCI WorldCom has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and MCI WorldCom, after giving Customer five (5) days prior written notice, terminates this Agreement as provided in this Subsection 7, such termination shall not relieve Customer for payment of applicable cancellation charges.

CONVERSION FROM EXISTING MCI WORLDCOM TERM AGREEMENTS: If Customer meets the conditions stated under "Termination without Liability" in the Tariff, enrollment in this Agreement will cause an existing MCI, WorldCom Technologies, Inc. or MCI WorldCom term plan agreement to terminate automatically without

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incurring Early Termination Charges. Termination and underutilization liability charges may apply if Customer is ineligible for conversion from existing MCI, WorldCom Technologies, Inc. or MCI WorldCom term plans without liability and/or all services are not converted to On-Net Voice.

GOVERNING LAW: This Agreement, and all causes of action arising out of this Agreement, will be subject to the Communications Act of 1934, as amended (the "Act"), or, if any part of this Agreement is not governed by the Act, by the domestic law of the State of New York without regard to its choice of law principles.

USE OF SERVICE MARKS, TRADEMARKS AND NAME. Customer shall not: (i) use any service mark or trademark of MCI WorldCom or any third party of which MCI WorldCom is a licensee; or (ii) refer to MCI WorldCom in connection with any product, equipment, offering, advertising, promotion, press release or publication of Customer or a third party on behalf of or with the authorization of Customer, without MCI WorldCom's prior written approval. Customer agrees that: (i) any permitted use of MCI WorldCom's service marks or trademarks is for the exclusive benefit of MCI WorldCom; (ii) all good will resulting from use of such service marks or trademarks vests solely in MCI WorldCom; and (iii) Customer will neither have nor make any claim in or to such service marks or trademarks.

ASSIGNMENT: Neither this Agreement, nor any rights or obligations of Customer in this Agreement, shall be transferable or assignable by Customer without MCI WorldCom's prior written consent and any attempted transfer or assignment hereof by Customer not in accordance herewith shall be null and void.

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                     MCI WORLDCOM ON-NET SERVICE AGREEMENT
                                   SCHEDULE A

A. Customer agrees to an On-Net Voice term plan with a FOUR (4) year commitment ("Term") and AVC as set forth below.

Contract Year 1: TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000) Contract Year 2: THREE MILLION DOLLARS ($3,000,000)
Contract Year 3: THREE MILLION DOLLARS ($3,000,000)
Contract Year 4: THREE MILLION DOLLARS ($3,000,000)

B. Term; Contract Year. The "Term" will begin on MCI WorldCom's execution of this Agreement ("Contract Date") and end FORTY-EIGHT (48) months following the Effective Date. Each consecutive twelve (12) Monthly Period of the Term commencing on the Effective Date and on each anniversary thereof will be a "Contract Year."

ADDITIONAL ATTACHMENTS: This Agreement incorporates the following Attachment(s):

Attachment A - Technology Upgrade
Attachment B - Business Downturn
Attachment C - Business Divestiture
Attachment D - Quality Assurance
Attachment E - T3 Internet Service
Attachment F - OC3 Internet Service

ACCEPTANCE DEADLINE: This Agreement shall be of no force and effect and the offer contained herein shall be deemed withdrawn unless this Agreement is executed by Customer and delivered to MCI WorldCom on or before MARCH 28, 2001.

C. Domestic Interstate Voice Service. During the Term, Customer will pay the following rates for On-Net Service Domestic Interstate Voice Service (excluding calling card). These rates are in lieu of any other rates, discounts or promotions.

                  DOMESTIC INTERSTATE VOICE SERVICE
                                        RATE PER MINUTE
               Dedicated Outbound            $ XXX
               Dedicated 800                 $ XXX
               Switched Outbound             $ XXX
               Switched 800                  $ XXX

D. DS-3 Access Service. During the Term, Customer will pay the following Monthly Recurring Charge for DS-3 Access Service. This rate is in lieu of any other rates, discounts or promotions. All other DS-3 rates will be provided on an individual case basis.

                          DS-3 ACCESS SERVICE
               DS-3 ACCESS         MONTHLY RECURRING CHARGE
               -----------         ------------------------
               Type 1 Only                $ XXX

E. OC3 Access Service. During the Term, Customer will pay the following Monthly Recurring Charge for OC-3 Access Service. This rate is in lieu of any other rates, discounts or promotions. All other OC-3 rates will be provided on an individual case basis.

                            OC-3 ACCESS SERVICE
                             MONTHLY RECURRING
              NPA-NXX             CHARGE                   INSTALLATION
              -------             ------                   ------------
              610-266             $ XXX                        Waived

E.1 OC3 Circuit Term. In order to receive the rate set forth in the table in Section E, the 610-266 OC3 circuit must remain in place for a minimum of five
(5) years..

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F. MCI WorldCom Frame Relay Service.

         F.1 Domestic Frame Relay Service. Customer shall pay standard Tariffed rates less a discount of $XXX in lieu of any other discounts, rates or promotions, which will be applied to Customer's recurring port and PVC charges only (i.e., exclusive of charges for any non-Tariffed service elements, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges) for Domestic Frame Relay Service (excluding Local Frame Relay Service).

         F.2 Metro Frame Relay Service. Customer shall pay standard Tariffed rates less a discount of $XXX in lieu of any other discounts, rates or promotions, which will be applied to Customer's recurring port and PVC charges only (i.e., exclusive of charges for any non-Tariffed service elements, access charges, access coordination charges, network management charges, CPE, and taxes and tax-related surcharges) for Metro Frame Relay Service originating in the United States. Enrollment and provision of Services is subject to MFS Telecom, Inc. F.C.C. Tariff No. 2.

G. ATM Service.

         G.1 Product Description: ATM Service allows Customer to transmit voice, video and data communications over a single virtual network via a variety of Customer network interface speeds and service categories without protocol conversion. ATM Service is currently available in North America and in select cities in Europe. ATM Service may include the following: (i) equipment necessary to support the ATM Service, including equipment located on Customer's premises and equipment located on MCI WorldCom's premises, (ii) local access facilities, (iii) a Network Node (as defined below) for each location requiring connectivity to the MCI WorldCom network, and (iv) maintenance of the equipment and services provided by MCI WorldCom. A "Network Node" includes a port connection, i.e., access to the MCI WorldCom network, and the permanent virtual circuits ("PVCs") assigned to said port.

                          Select Customer's Choice:
                              _X__ Domestic ATM
                              ____ Metro ATM
                              ____ International ATM

         G.2 Rates, Charges and Discounts: Customer shall pay MCI WorldCom's standard rates and charges for ATM Service, including both monthly recurring charges and one-time non-recurring installation charges per location. Based on the Term commitment and the AVC of this Agreement, Customer is eligible to receive each month a discount, in lieu of any other discounts, rates or promotions, off of the MCI WorldCom standard rates for monthly recurring port and PVC charges.

H. Internet Service. Customer will receive T3 Internet Service and OC3 Internet Service as shown in Attachment E and Attachment F.

I. Eligible Subsidiary. The Services and rates contained herein will be available to subsidiaries of Customer provided that Customer owns at least a 51% interest in such subsidiary ("Eligible Subsidiary"). Customer will be solely financially responsible for all Services provided under this Agreement.

J. Settlement. Customer agrees to pay MCI WorldCom ("Settlement") for certain underutilization charges incurred by Customer under that certain MCI WorldCom On-Net Voice Agreement entered into by and between by Customer and MCI WorldCom and executed by MCI WorldCom on March 24, 2000. Following receipt of the Settlement, MCI WorldCom agrees to waive any other underutilization charges incurred under that certain MCI WorldCom On-Net Voice Agreement executed on March 24, 2000.

ENTIRE AGREEMENT: THIS AGREEMENT, INCLUDING THE TARIFF AND THE ATTACHMENTS REFERENCED ABOVE, IS THE COMPLETE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY PRIOR AGREEMENTS OR REPRESENTATIONS, WHETHER ORAL OR WRITTEN, WITH RESPECT THERETO, PARTICULARLY THAT CERTAIN MCI WORLDCOM ON-NET VOICE AGREEMENT ENTERED INTO BY AND BETWEEN MCI WORLDCOM COMMUNICATIONS, INC. AND CUSTOMER AND EXECUTED BY MCI WORLDCOM ON MARCH 24, 2000, AND ANY AMENDMENTS THERETO. Except for Tariff modifications initiated by MCI WorldCom, no amendment to this Agreement will be valid unless each such change is accepted in writing by an authorized representative of both parties.

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Any capitalized terms not expressly defined in an Attachment to this Agreement shall have the meaning given to such term in this Agreement.

IN WITNESS WHEREOF, the parties have accepted and signed this Agreement and the individuals signing below warrant and represent that they have the full legal and regulatory authority to enter into this Agreement for and on behalf of the respective parties.


MCI WORLDCOM COMMUNICATIONS, INC.         FASTNET CORPORATION

By: /S/ Frank Grillo                      By: /S/ Stephen Hurly
   ---------------------------                --------------------------
(Authorized Representative)                  (Authorized Representative)


Frank Grillo, V.P. Marketing                   Stephen Hurly
- ------------------------------            ------------------------------
(Title)                                      (Print Name)

March 28, 2001                                  March 8, 2001
- ------------------------------            ------------------------------
(Effective Date)                             (Date)

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                                  ATTACHMENT A
                               TECHNOLOGY UPGRADE

(a) In the event that: (i) Customer is unable to satisfy the AVC solely as a result of a Customer's migration from Services to enhanced services of MCI WorldCom which are not includable in determining Customer's compliance with the AVC ("MCI WorldCom Enhanced Services") and (ii) Customer certifies to MCI WorldCom in writing that: (i) it has not substituted services provided by other vendors in place of the Services and (ii) it is not able to substitute for such migrated usage other telecommunications services provided to Customer by other vendors, then MCI WorldCom agrees to reduce the AVC by the Customer's minimum volume requirement, calculated on an annual basis, for such MCI WorldCom Enhanced Service(s) pursuant to its agreement with MCI WorldCom governing such usage.

(b) Following the establishment by MCI WorldCom of a revised AVC as set forth above in this provision, the revised AVC shall replace the AVC throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in Underutilization and Early Termination Charges section hereof, based on the revised AVC. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised AVC, MCI WorldCom may increase the rates provided and/or lower the discounts to Customer hereunder by sending at least thirty (30) days' prior written notice thereof to Customer.

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                                  ATTACHMENT B

                               BUSINESS DOWNTURN

(a) In the event that Customer (x) is unable to meet the AVC, notwithstanding Customer's best efforts to do so, or (y) anticipates that it will be unable to meet the AVC, notwithstanding Customer's best efforts to do so, and Customer establishes the foregoing to MCI WorldCom's satisfaction and such failure results solely from a business downturn beyond Customer's control, which materially and permanently reduces the size or scope of Customer's operations and the volume of Services required by Customer hereunder, then MCI WorldCom agrees to reduce the AVC by the product of the average monthly demonstrated purchases displaced by such business downturn multiplied by twelve (12), up to a maximum of thirty percent (30%). By way of illustration and not by limitation, business downturn shall not include a change in Customer's usage of Services hereunder resulting from a decision by Customer to: (i) reduce its overall use of telecommunications services; (ii) alter its telecommunications network architecture; or (iii) transfer portions of its telecommunications traffic or projected growth to carriers other than MCI WorldCom. This Attachment shall also not apply during the first Contract Year of the Term, and thereafter, may only be used one (1) time during the Term. Customer shall give MCI WorldCom immediate notice of the conditions it believes will require the application of this Attachment and provide copies of documentation and/or data demonstrating the resulting decrease in usage of Services hereunder.

(b) Following the establishment by MCI WorldCom of a revised AVC as set forth above in this Attachment, the revised AVC shall replace the AVC throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in the Underutilization and Early Termination Charges section hereof, based on the revised AVC. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised AVC, MCI WorldCom may increase the rates and/or lower the discounts provided to Customer hereunder by sending at least thirty
(30) days' prior written notice thereof to Customer

                                          CONFIDENTIAL - PROPRIETARY INFORMATION

                                  ATTACHMENT C
                              BUSINESS DIVESTITURE

(a) In the event that (i) Customer is unable to satisfy the AVC solely as a result of a "Business Divestiture" (as such term is hereinafter defined) and
(ii) Customer certifies to MCI WorldCom in writing that: (x) it has not substituted services provided by other vendors in place of the Services and (y) it is not able to substitute for such diminished MCI WorldCom usage other telecommunications services provided to Customer by other vendors, then MCI WorldCom agrees to reduce the AVC by the product of the average monthly purchases attributable to such Business Divestiture during the six (6) months (or in the event that such Business Divestiture occurs prior to the sixth (6th) monthly billing cycle of the Term, during the monthly billing cycles since the Commencement Date) preceding such Business Divestiture multiplied by twelve
(12), up to a maximum of thirty percent (30%). For purposes of this provision, "Business Divestiture" shall mean the sale or divestiture by Customer of a subsidiary, affiliate or significant operating unit that uses Services hereunder. Customer shall give MCI WorldCom immediate notice of a Business Divestiture and shall promptly provide to MCI WorldCom in writing, documentation satisfactory to MCI WorldCom which establishes that a Business Divestiture has occurred.

(b) Following the establishment by MCI WorldCom of a revised AVC as set forth above in Section (a), the r evised AVC shall replace the AVC throughout this Agreement and Customer shall remain liable for charges pursuant to this Agreement, including, without limitation, those charges set forth in the AVC Underutilization and Early Termination Charges section hereof, based on the revised AVC. Notwithstanding anything herein to the contrary, in the event of the establishment of a revised AVC, MCI WorldCom may increase the rates and/or lower the discounts provided to Customer hereunder by sending at least thirty
(30) days' prior written notice thereof to Customer

                                          CONFIDENTIAL - PROPRIETARY INFORMATION

                                  ATTACHMENT D
                               QUALITY ASSURANCE

Notwithstanding the provisions of the AVC Underutilization and Early Termination Charges section hereof, Customer shall be permitted to terminate during the Term, without liability or further obligation, except for charges incurred up to the date of termination, a circuit that experiences "MCI WorldCom-caused" quality deficiencies that are demonstrated by Customer to affect adversely and materially Customer's telecommunications applications (such a termination under this clause shall constitute a "Termination for Quality Assurance"). As used herein, "MCI WorldCom-caused" shall mean MCI WorldCom acts or omissions regarding the provision of a circuit to Customer. A Termination for Quality Assurance shall not be effective unless Customer has reported troubles on a circuit-specific, ANI basis to (and received a corresponding trouble ticket number from) MCI WorldCom's Support Center and a period of not less than thirty
(30) days after receipt of Customer's written notice of termination has elapsed during which time MCI WorldCom fails to correct such MCI WorldCom-caused quality deficiencies for such circuit. Such thirty (30) day period shall commence upon MCI WorldCom's receipt of Customer's written notice and will not re-commence if the same MCI WorldCom-caused quality deficiencies occur again for such circuit during said thirty (30) day period..

                                          CONFIDENTIAL - PROPRIETARY INFORMATION

                                            ATTACHMENT E
                                       T3 INTERNET SERVICE (1)

X T3 TIERED       MONTHLY FEE*        START-UP FEE(2)       X T3 FLEXIBLE(3)     MONTHLY FEE*       START-UP FEE(2)
- -----------       ------------        ---------------       ----------------     ------------       ---------------
   XXX            $ XXX               $ XXX                 XXX                  $ XXX              $ XXX



                                        [CONFIDENTIAL - PROPRIETARY INFORMATION]





PRICES ABOVE DO NOT INCLUDE ANY TELCO LINE CHARGES, EQUIPMENT COSTS,(6) OR NETWORK APPLICATIONS FEES.(7)

*THE MONTHLY FEES FOR T3 TIERED AND T3 FLEXIBLE SERVICE ARE IN LIEU OF ANY OTHER RATES, DISCOUNTS OR PROMOTIONS.

TERM COMMITMENT.(8) The Term of this Attachment will be the term of this On-Net Service Agreement.

PAYMENT If a Purchase Order is required, return the PO with this form and provide PO#: ______________________________________

- ----------------
(1) While Customer can resell Internet connectivity, Customer cannot resell the service in its entirety to another person or entity without the express prior written consent of MCI WorldCom. If Customer resells Internet connectivity to end users, Customer is responsible for: (i) providing the first point of contact for end user support inquiries; (ii) providing software fulfillment to end users; (iii) running its own primary and secondary domain name service ("DNS") for end users; (iv) registering end users' domain names; (v) using BGP routing to the MCI WorldCom Network, if requested by MCI WorldCom; (vi) collecting route additions and changes, and providing them to MCI WorldCom; and (vii) registering with the appropriate agency all IP addresses provided by MCI WorldCom to Customer that are allocated to end users. Tiered service customers must provide 60 days' prior written notice to MCI WorldCom before downgrading service to a lower tier.
(2) To ensure proper installation, MCI WorldCom will order all telco lines. A surcharge applies to Customer-ordered lines. Installation may be scheduled between the hours of 8AM and 7PM ET Monday through Friday (excluding holidays). If Customer requires installation outside of these hours MCI WorldCom will charge an additional fee.
(3) With T3 Flexible service, Customer receives full T3 access to MCI WorldCom and can burst to the full 45 Mbps at any time. Monthly billing is based on the level of sustained use during the month, as determined by traffic samples taken every five minutes. The level under which 95% of the samples fall is the sustained use. Customer may move to a lower burstable service level if the sustained use is at or below such burstable service level for at least two consecutive months and Custom er thereafter notifies MCI WorldCom in writing of its intent to move to such lower burstable service leveL.
(4) Minimum one (1) year Term Commitment is required, but Term Commitment discounts do not apply.
(5) Shadow T3 service requires that the Shadow T3 connection not exceed a 500 Kbps sustained use level while the primary T3 connection is available. Sustained use is determined by traffic samples taken every five minutes. The level under which 95% of the samples fall is the sustained use. If the 500 Kbps sustained use level is exceeded at any time while the primary T3 connection is available, MCI WorldCom will bill Customer at MCI WorldCom's standard Monthly Fee for UUdirect T3 Burstable service for that sustained use level. Customer will be billed at these rates until the sustained use of the Shadow T3 connection in a month decreases below 500 Kbps. If the primary T3 connection is unavailable (as defined in the Service Level Agreement set forth at www.wcom.com/terms), sustained use of the Shadow T3 connection in excess of 500 Kbps will not be subject to excess usage charges.
(6) MCI WorldCom is acting only as a reseller with respect to the hardware and software offered under this Schedule ("Equipment"), which was manufactured by a third party ("Manufacturer"). MCI WorldCom will provide first-level support for Equipment, but will not repair or replace Equipment. Customer's use of the Equipment is subject to the terms and conditions of the Manufacturer's end user agreement. Should Customer purchase Equipment from MCI WorldCom, MCI WorldCom will ship the current MCI WorldCom-tested version of the Equipment to the Customer.
(7) Descriptions of the domain name, mail, news services, and other network applications available in connection with this service, and the pricing and additional terms applicable to these services, are set forth in the Network Applications Fee Schedule available at www.wcom.com/terms. MCI WorldCom reserves the right to change the Network Applications Fee Schedule from time to time, effective upon posting of the changes to that URL or other notice to Customer.
(8) Discount applicable only to Monthly Fee. At the conclusion of the Term Commitment, this Schedule shall continue in effect on a month-to-month basis at MCI WorldCom's then-current list price for the service.

                                          CONFIDENTIAL - PROPRIETARY INFORMATION

ADDITIONAL TERMS AND CONDITIONS

1. MCI WorldCom exercises no control over, and accepts no responsibility for, the content of the information passing through MCI WorldCom's host computers,network hubs, and points of presence (the "MCI WorldCom Network"). EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7 BELOW, MCI WorldCom
     (a) MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE SERVICES AND EQUIPMENT IT IS PROVIDING and (b) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. Use of any information obtained via the MCI WorldCom Network is at Customer's own risk. MCI WorldCom specifically denies any responsibility for the accuracy or quality of information obtained through its services. MCI WorldCom shall not be liable for any delay or failure in performance due to Forc e Majeure, which shall include acts of God; earthquake; labor disputes; changes in law, regulation, or government policy; riots; war; fire; epidemics; acts or omissions of vendors or suppliers; equipment failures; transportation difficulties; or other occurrences that are beyond MCI WorldCom's reasonable control.

2. All use of the MCI WorldCom Network and the service must comply with the then-current version of the MCI WorldCom Acceptable Use Policy ("Policy"), which is part of this Agreement and is available at the following URL: www.wcom.com/terms. MCI WorldCom reserves the right to amend the Policy from time to time, effective upon either posting of the revised Policy at the URL or providing other notice to Customer. MCI WorldCom reserves the right to suspend the service or terminate this Agreement, effective upon notice, for a violation of the Policy. Customer agrees to indemnify and hold harmless MCI WorldCom from any losses, damages, costs, or expenses resulting from any third-party claim or allegation ("Claim") arising out of or relating to use of the service, including any Claim that, if true, would constitute a violation of the Policy.

3. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES THAT RESULT FROM CUSTOMER'S OR CUSTOMER'S USERS' USE OF THE MCI WORLDCOM NETWORK AND THE SERVICE, INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, MISDELIVERIES, OR SERVICE INTERRUPTIONS. Notwithstanding anything to the contrary stated in this Agreement, Customer's sole remedies for any claims relating to this service or the MCI WorldCom Network are set forth in Section 7 below.

4. Networks assigned from a MCI WorldCom net-block are non-portable. Network space allocated by MCI WorldCom must be returned in the event Customer discontinues service.

5. Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If payment is returned to MCI WorldCom unpaid Customer is immediately in default and subject to a returned check charge of from MCI WorldCom. Accounts unpaid 60 days after date of invoice may have service interrupted or terminated. Such interruption does not relieve Customer of the obligation to pay the Monthly Fee. Only a written request to terminate Customer's service relieves Customer of the obligation to pay the Monthly Fee. Accounts in default are subject to an interest charge on the outstanding balance of the lesser of 1.5% per month or the maximum rate permitted by law. Customer agrees to pay MCI WorldCom its reasonable expenses, including attorney and collection agency fees, incurred in enforcing its rights under this Agreement. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable taxes, Customer must submit its tax identification number and exemption certificate at the same time it submits this Agreement.

6. Billing for MCI WorldCom service will commence when a MCI WorldCom hub and a functioning telephone circuit are prepared to route IP packets to Customer's site. The Startup Charge is invoiced upon acceptance of this Agreement by MCI WorldCom. Charges for Equipment shall be invoiced upon shipment. Service is invoiced monthly in advance, and may be canceled only by 60 days' advance written notice. In the event of early cancellation of a Term Commitment, Customer will be required to pay 75% of MCI WorldCom's standard Monthly Fee for each month remaining in the Term. MCI WorldCom reserves the right to change the rates by notifying Customer 60 days in advance of the effective date.

7. The Service Level Agreement ("SLA") for this service, which is made part of this agreement, is set forth at www.wcom.com/sla and applies only to customers agreeing to a Term of at least one year. MCI WorldCom reserves the right to amend the SLA from time to time, effective upon either posting of the revised SLA to this URL or providing other notice to Customer. In the event of any amendment resulting in a material reduction of the SLA's service levels or credits, Customer may terminate this Agreement without penalty by providing MCI WorldCom written notice of termination during the 30 days following notice of such amendment. The SLA sets forth Customer's sole remedies for any claim relating to this service or the MCI WorldCom Network, including any failure to meet any guarantee set forth in the SLA. MCI WorldCom's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee and/or Startup Charge that, absent the credit, would have been charged for MCI WorldCom service under this Agreement that month (collectively the "MCI WorldCom Fees"), provided that the maximum amount of credit for failure to meet the Availability Guarantee shall not exceed the sum of (a) the MCI WorldCom Fees plus (b) the telephone company line charge that, absent the credit, would have been charged for said month under this Agreement. For Shadow T3 Service, this SLA is applicable only if Shadow T3 becomes standard T3 service.

8. MCI WorldCom subcontractors may perform some or all of MCI WorldCom's duties and/or obligations hereunder. Neither party may use the other party's name, trademark, trade names, or other proprietary identifying symbols without the prior written approval of the other party. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior express, written consent of the other party, provided that either party may assign or transfer this Agreement to any affiliate of such party upon advance written notice to the other party. No failure or delay on the part of either party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

9. This Agreement supersedes all previous representations, understandings or agreements regarding the subject matter hereof and shall prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by MCI WorldCom may be subject, in MCI WorldCom's absolute discretion, to satisfactory completion of a credit check. Activation of service shall indicate MCI WorldCom's acceptance of this Agreement. Use of the MCI WorldCom Network constitutes acceptance of this Agreement. In the event that the Federal Communications Commission or other lawful authority determines that MCI WorldCom must contribute to support government "Universal Service" programs based upon revenues obtained from the provision of service hereunder, MCI WorldCom, without any further agreement of Customer, may impose a charge designed to recover its required contribution, based upon revenues earned under this Agreement.

AGREED AND ACCEPTED BY CUSTOMER:

FASTNET CORPORATION
2 Courtney Place, Suite 130
Bethlehem, Pennsylvania 18017

Telephone:________________              Signature: __/s/ Stephen Hurly

Fax: _____________________              Printed Name: Stephen Hurly

                                        Title: CEO and President

                                        Date:____March 8, 2001

                                          CONFIDENTIAL - PROPRIETARY INFORMATION


                                                 ATTACHMENT F
                                             OC3 INTERNET SERVICE

OCDIRECT OC3 POS SERVICE (1,2)
- ------------------------------
                      OC3 FLEXIBLE SERVICE(3)                                    OC3 TIERED SERVICE (3)
                      -----------------------                                    ----------------------
PORT (MBPS)         MONTHLY FEE*        START-UP CHARGE          4 PORT (MBPS)       MONTHLY FEE*         START-UP CHARGE
- -----------         ------------        ---------------          -------------       ------------         ---------------
X-X                 $ XXX               $ XXX                    X                   $ XXX                $ XXX



                                        [CONFIDENTIAL - PROPRIETARY INFORMATION]




*THE MONTHLY FEES FOR OC3 FLEXIBLE AND OC3 TIERED SERVICE ARE IN LIEU OF ANY OTHER RATES, DISCOUNTS OR PROMOTIONS.

OTHER OC3 SERVICES
    Shadow OC3 Service(5)                             Double OC3 Service
    Price Protected Option                            Diverse OC3 Service

TERM AND PAYMENT TERM (6) The Term of this Attachment will be the term of this On-Net Service Agreement.

TERM DISCOUNT(7) N/A

BILLING PREFERENCE Bill existing MCI WorldCom account number/ Bill to a new account number

ACCOUNT NUMBER OF EXISTING MCI WORLDCOM CONNECTION:

IF P.O. IS REQUIRED, RETURN IT WITH AGREEMENT.
P.O. NUMBER___________

NOTES

(1) Prices do not include any telco line charges, equipment costs, or network applications fees. Descriptions of the domain name, mail, news services, and other network applications available in connection with this service, and the pricing and additional terms applicable to these services, are set forth in the Network Applications Fee Schedule available at www.uu.net/terms. MCI WorldCom reserves the right to change the Network Applications Fee Schedule from time to time, effective upon posting of the changes to that URL or other notice to Customer.
(2) While Customer can resell Internet connectivity, Customer cannot resell the service in its entirety to another person or entity without the express prior written consent of MCI WorldCom. If Customer resells Internet connectivity to end users, Customer is responsible for: (i) providing the first point of contact for end user support inquiries; (ii) providing software fulfillment to end users; (iii) running its own primary and secondary domain name service ("DNS") for end users; (iv) registering end users' domain names; (v) using BGP routing to the Network, if requested by MCI WorldCom; (vi) collecting route additions and changes, and providing them to MCI WorldCom; and (vii) registering with the appropriate agency all IP addresses provided by MCI WorldCom to Customer that are allocated to end users.
(3) With OC3 Flexible service, Customer receives full OC3 access to the Network and can burst to the full 155 Mbps at any time. Monthly billing is based on the flexible service level selected by Customer. If Customer's sustained use level (95th percentile traffic sampling rate) during any month exceeds Customer's then-current flexible service level, Customer's flexible service level may be upgraded by MCI WorldCom and the monthly billing adjusted accordingly. Customer may downgrade to a lower flexible service level if Customer's sustained use level is at or below such flexible service level for at least two consecutive months and Customer thereafter notifies MCI WorldCom in writing of the requested downgrade.
(4) To ensure proper installation, MCI WorldCom will order all telco lines. A surcharge applies to Customer-ordered lines. Installation may be scheduled between the hours of 8AM and 7PM ET Monday through Friday (excluding holidays). If Customer requires installation outside of these hours MCI WorldCom will charge an additional fee.
(5) Shadow OC3 service requires that the Shadow OC3 connection not exceed a 1.7 Mbps sustained use level (95th percentile traffic sampling rate) while the primary OC3 connection is available. If the 1.7 Mbps sustained use level is exceeded at any time while the primary OC3 connection is available, MCI WorldCom will bill Customer an excess usage charge at MCI WorldCom's standard Monthly Fee for OC3 Flexible service for that sustained use level. Customer will be billed at these rates until the sustained use of the Shadow OC3 connection in a month decreases below 1.7 Mbps. If the primary OC3 connection is unavailable (as defined in the SLA set forth at www.wcom.com/service_level_guarantee/), sustained use of the OC3 connection in excess of 1.7 Mbps will not be subject to excess usage charges.
(6) Minimum one-year Term required. In some instances, the telco line provider may impose a minimum term on the telco line that is longer than the Term of this Agreement. If Customer has MCI WorldCom contract for the telco line on behalf of Customer, and Customer discontinues service prior to the fulfillment of the minimum term of the telco line, MCI WorldCom may charge Customer early termination penalties imposed by the telco line provider.
(7) Discount applicable only to Monthly Fee. At the conclusion of the Term, this Agreement shall continue in effect on a month-to-month basis at the same prices in effect during the previous Term. The Term shall begin as of the date on which a MCI WorldCom hub and a functioning telephone circuit are prepared to route IP packets to Customer's site ("Service Activation Date").

                                        [CONFIDENTIAL - PROPRIETARY INFORMATION]

GENERAL TERMS AND CONDITIONS
This Service Agreement ("Agreement") for the services provided hereunder is made by and between Customer and MCI WORLDCOM Communications, Inc. "MCI WorldCom" as used in this Agreement shall mean MCI WORLDCOM Communications, Inc. and its affiliates.
1. MCI WorldCom exercises no control over, and accepts no responsibility for, the content of the information passing through its host computers, network hubs, and points of presence (the "Network"). EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7 BELOW, MCI WORLDCOM (a) MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FOR THE SERVICES AND EQUIPMENT IT IS PROVIDING AND (b) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. Use of any information obtained via the Network is at Customer's own risk. MCI WorldCom specifically denies any responsibility for the accuracy or quality of information obtained through its services. MCI WorldCom shall not be liable for any delay or failure in performance due to Force Majeure, which shall include acts of God; earthquake; labor disputes; changes in law, regulation, or government policy; riots; war; fire; epidemics; acts or omissions of vendors or suppliers; equipment failures; transportation difficulties; or other occurrences that are beyond MCI WorldCom's reasonable control. MCI WorldCom is acting only as a reseller with respect to the hardware and software offered under this Agreement ("Equipment"), which was manufactured by a third party ("Manufacturer"). MCI WorldCom will provide first-level support for Equipment, but will not repair or replace Equipment. Customer's use of the Equipment is subject to the terms and conditions of the Manufacturer's end user agreement. Should Customer purchase Equipment from MCI WorldCom, MCI WorldCom will ship the current MCI WorldCom-tested version of the Equipment to the Customer.
2. All use of the Network and the service must comply with the then-current version of the MCI WorldCom Acceptable Use Policy ("Policy"), which is part of this Agreement and is available at the following URL: www.wcom.com/legal/. MCI WorldCom reserves the right to amend the Policy from time to time, effective upon either posting of the revised Policy at the URL or providing other notice to Customer. MCI WorldCom reserves the right to suspend the service or terminate this Agreement, effective upon notice, for a violation of the Policy. Customer agrees to indemnify and hold harmless MCI WorldCom from any losses, damages, costs, or expenses resulting from any third-party claim or allegation ("Claim") arising out of or relating to use of the service, including any Claim that, if true, would constitute a violation of the Policy.
3. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE SERVICE PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTIONS. Notwithstanding anything to the contrary stated in this Agreement, Customer's sole remedies for any claims relating to this service or the Network are set forth in Section 7 below.
4. Any Internet Protocol numbers ("IP Numbers") assigned to Customer by MCI WorldCom in connection with the service shall be used only in connection with the service. In the event Customer discontinues use of a service for any reason, or this Agreement expires or is terminated for any reason, Customer's right to use the IP Numbers shall terminate.
5. Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If payment is returned to MCI WorldCom unpaid Customer is immediately in default and subject to a returned check charge from MCI WorldCom. Accounts unpaid 60 days after date of invoice may have service interrupted or terminated. Such interruption does not relieve Customer of the obligation to pay the Monthly Fee. Only a written request to terminate Customer's service relieves Customer of the obligation to pay the Monthly Fee. Customer agrees to pay MCI WorldCom its reasonable expenses, including attorney and collection agency fees, incurred in enforcing its rights under this Agreement. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable taxes, Customer must submit its tax identification number and exemption certificate at the same time it submits this Agreement.
6. Billing for MCI WorldCom service will commence as of the Service Activation Date. The Start-up Charge is invoiced upon acceptance of this Agreement by MCI WorldCom. Charges for Equipment shall be invoiced upon shipment. Service is invoiced monthly in advance, and may be canceled only by 60 days' advance written notice. In the event of early cancellation of a Term, Customer will be required to pay (a) 100% of MCI WorldCom's standard Monthly Fee for each month remaining in the first year of the Term, (b) 75% of MCI WorldCom's standardMonthly Fee for each month remaining in the Term, and (c) early termination penalties (if any) imposed by the telco line provider. MCI WorldCom reserves the right to change the rates by notifying Customer 60 days in advance of the effective date.
7. The Service Level Agreement ("SLA") for this service, which is made part of this Agreement, is set forth at http://www.wcom.com/service_level_guarantee/ and applies only to customers agreeing to a Term of at least one year. MCI WorldCom reserves the right to amend the SLA from time to time, effective upon either posting of the revised SLA to this URL or providing other notice to Customer. In the event of any amendment resulting in a material reduction of the SLA's service levels or credits, Customer may terminate this Agreement without penalty by providing MCI WorldCom written notice of termination during the 30 days following notice of such amendment. The SLA sets forth Customer's sole remedies for any claim relating to this service or the Network, including any failure to meet any guarantee set forth in the SLA. MCI WorldCom's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee and/or Start-up Charge that, absent the credit, would have been charged for MCI WorldCom service under this Agreement that month (collectively the "MCI WorldCom Fees"), provided that the maximum amount of credit for failure to meet the Availability Guarantee shall not exceed the sum of (a) the MCI WorldCom Fees, plus (b) the telephone company line charge which, absent the credit, would have been charged for said month under this Agreement.
8. MCI WorldCom subcontractors may perform some or all of MCI WorldCom's duties and/or obligations hereunder. Neither party may use the other party's name, trademark, trade names, or other proprietary identifying symbols without the prior written approval of the other party. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior express, written consent of the other party, provided that either party may assign or transfer this Agreement to any affiliate of such party upon advance written notice to the other party. No failure or delay on the part of either party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.
9. Use of Service Marks, Trademarks and Name. Customer shall not: (i) use any service mark or trademark of MCI WorldCom or any third party of which MCI WorldCom is a licensee; or (ii) refer to MCI WorldCom in connection with any product, equipment, offering, advertising, promotion, press release or publication of Customer or a third party on behalf of or with the authorization of Customer, without MCI WorldCom's prior written approval. Customer agrees that: (i) any permitted use of MCI WorldCom's service marks or trademarks is for the exclusive benefit of MCI WorldCom; (ii) all good will resulting from use of such service marks or trademarks vests solely in MCI WorldCom; and (iii) Customer will neither have nor make any claim in or to such service marks or trademarks.
10. This Agreement supersedes all previous and contemporaneous written and oral representations, understandings or agreements related to the subject matter herein and shall prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by MCI WorldCom may be subject, in MCI WorldCom's absolute discretion, to satisfactory completion of a credit check. Activation of service shall indicate MCI WorldCom's acceptance of this Agreement. Use of the Network constitutes acceptance of this Agreement. In the event that the Federal Communications Commission or other lawful authority determines that the MCI WorldCom must contribute to support government "Universal Service" programs based upon revenues obtained from the provision of service hereunder, MCI WorldCom, without any further agreement of Customer, may impose a charge designed to recover its required contribution, based upon revenues earned under this Agreement.

     CUSTOMER QUESTIONS SHOULD BE DIRECTED TO CUSTOMER'S MCI WORLDCOM SALES
                                REPRESENTATIVE.

AGREED AND ACCEPTED BY CUSTOMER:


FASTNET CORPORATION
2 Courtney Place, Suite 130
Bethlehem, Pennsylvania 18017

Telephone:________________              Signature: __/s/ Stephen Hurly

Fax: _____________________              Printed Name: Stephen Hurly

                                        Title: CEO and President

                                        Date:____March 8, 2001

                                          CONFIDENTIAL - PROPRIETARY INFORMATION

[X] We are seeking confidential treatment of these items, which have been omitted, The confidential portion has been filed separately with the Securities and Exchange Commission. 16